ASSIGNMENT AND BILL OF SALE

            Phillips Petroleum Company ("Phillips") a
            Delaware corporation with a regional office
            in Englewood, Colorado referred to as
            "Assignor", for and in consideration of the
            sum of Ten Dollars ($10.00) cash in hand
            paid and other good and valuable
            consideration, the receipt and sufficiency
            of which are hereby acknowledged, does
            hereby transfer and assign unto Skyline
            Resources, Inc., 3000 Youngfield, Suite
            338,Wheatridge, Colorado 80215, and
            Slaterdome Gas, Inc., 10225 Younge Street,
            Richmond Hill, Ontario L4C 3B2, Canada
            hereinafter referred to as "Assignee", all
            of Assignor's right, title and interest in
            and to the oil and gas leases described in
            Exhibit "A", in the proportions of Skyline
            Resources, Inc.   66.6666%, Slaterdome Gas,
            Inc.   33.3334%, attached hereto and
            expressly made a part hereof, and the
            rights, privileges and estates given,
            created and granted under said Leases
            described in Exhibit "A" (said oil and gas leases being hereinafter referred to as "Leases," whether one or more), together with all of Assignor's right, title and interest in and to all contracts or agreements, permits, licenses, easements, surface leases and rights of way relating to operations conducted on the Leases subsequent to assignment, and all of Assignor's right, title and interest in and to the wells (except as may be designated on Exhibit "A"), equipment and personal property located on the Leases and being used solely and exclusively in connection with the production of oil and gas therefrom, provided that Seller reserves and shall retain vehicles, tools, rental equipment, office equipment, communications equipment, computer equipment, and software.
             The above described properties and
            interests to the extent transferred and
            assigned hereunder are referred to as
            "Assigned Assets."

            This Assignment and Bill of Sale (the
            "Assignment") is made and accepted upon the following terms and conditions:

            1.    This Assignment shall be effective as
            of the 1st day of May 2002, at 7:00 a.m., local time, regardless of the date of execution.

            2.    THIS ASSIGNMENT IS MADE WITHOUT
            WARRANTY OF TITLE, EITHER EXPRESS OR
            IMPLIED, AND IS SUBJECT TO ALL VALIDLY
            EXISTING ENCUMBRANCES AND AGREEMENTS,
            WHETHER OR NOT RECORDED, WHICH MAY AFFECT
            SAID LEASES AND OTHER ASSIGNED ASSETS,
            INCLUDING, BUT NOT LIMITED TO THOSE
            CONTAINED IN EXHIBIT "A" ATTACHED HERETO.
            ASSIGNOR DOES NOT MAKE OR PROVIDE, AND
            ASSIGNEE HEREBY WAIVES, ANY WARRANTY OR
            REPRESENTATION, EXPRESS OR IMPLIED, AS TO
            THE QUALITY, MERCHANTABILITY, FITNESS FOR A
            PARTICULAR PURPOSE, CONFORMITY TO SAMPLES,
            OR CONDITION OF THE ASSIGNED ASSETS OR ANY
            PART THEREOF.  ASSIGNOR DISCLAIMS AND
            NEGATES, AND ASSIGNEE HEREBY WAIVES, ALL
            OTHER REPRESENTATIONS AND WARRANTIES,
            EXPRESS, IMPLIED OR STATUTORY.  THE PERSONAL
            PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES,
            AND APPURTENANCES CONVEYED AS PART OF THE
            ASSIGNED ASSETS ARE SOLD AND ASSIGNEE
            ACCEPTS SAME "AS IS, WITH ALL FAULTS".

            3.    Assignor reserves and retains all
            claims and accounts of Assignor for recovery of money or damages, rights to insurance and indemnity coverage, rights to tax refunds, claims of Assignor of whatsoever kind under all contracts and agreements, and audit rights, if any, and adjustments resulting therefrom attributable to the Assigned
            Assets with respect to any period prior to the effective date of this Assignment.
            Assignee shall assume all risk and liability of whatsoever nature connected with operations conducted on the Assigned Assets from and after the effective date of this Assignment.,
             4.   Assignee accepts and assumes all
            obligations and liabilities related to and shall (i) properly plug and abandon any and all wells, including any inactive wells or temporarily abandoned wells, included in the Assigned Assets, or which are present on, or have been or are drilled on, the land and premises covered by the Leases (including land and premises pooled therewith) or which otherwise are required to be plugged and abandoned as a result of obligations and liabilities imposed by or arising from the Leases or contracts and agreements related to the Assigned Assets; (ii) replug any well, borehole, or previously plugged well on the land and premises covered by the Leases (including land and premises pooled therewith) to the extent required or necessary by contract, law, rule, regulation, or Lease obligation; (iii) remove and properly dispose of any equipment, structures, materials, platforms, flow lines, and property of whatsoever kind related to or associated with the Assigned
            Assets; (iv) clean up, restore, and
            remediate the premises covered by the Leases or related to the Assigned Assets; and (v) perform all obligations applicable to or imposed on the lessee, owner, or operator under the Leases and contracts and agreements related to the Assigned Assets or as required by applicable laws, rules, and regulations related or pertaining to the Assigned Assets. Assignee agrees to release, protect, defend, indemnify and hold
            Assignor, its officers, agents and employees free and harmless from and against any and all costs, expenses, claims, demands and causes of action of every kind and character
            (including claims of any lessor,
            governmental authority, or other person or entity) arising out of, incident to, or in connection with the obligations accepted and assumed by Assignee under this Paragraph 4, including, but not limited to plugging, replugging, and abandonment of wells and boreholes and/or abandonment of and proper disposition of any property or other equipment associated with the Assigned
            Assets (including, without limitation, any structures, materials, wells, casing, leasehold equipment, and other property), including bonding requirements, regardless of whether the liability therefor is based in whole or in part upon an act, omission, negligence, or strict liability of Assignor, or of the Assignee, or of some other party, and regardless of whether the liability or obligation existed or had accrued prior to this Assignment.

            5.  Assignee, its successors and assigns,
            assumes full responsibility for, and hereby releases and agrees to indemnify and defend
            Assignor, its agents, officers, employees, subsidiaries, and affiliates, from and against all requirements, obligations, suits, claims, demands, liabilities, expenses, losses, fines, penalties, and causes of action, brought or asserted by or arising in favor of any governmental authority or agency, person (including
            Assignee and Assignee's employees and
            agents), or entity for, on account of,
            related to, or resulting from personal
            injury, sickness, death, property damage or loss of property, clean up, remediation, restoration of premises, contamination or pollution of natural resources (including soil, land, air, surface water, or ground water) or environmental damage, caused by, arising from, or connected in any manner with the presence, disposal, release, or discharge of any material or substance of any kind, including, without limitation, asbestos, NORM, solid waste, pollutants, contaminants, hydrocarbons, or hazardous substance, in, under, or on the Assigned
            Assets, or disposed, released, or discharged therefrom into the atmosphere or into or upon land or into any water course or body of water, including ground water, whether or not attributable to Assignor's activities or the activities of Assignor's officers, employees, or agents or to the activities of third parties, and REGARDLESS OF WHETHER OR
            NOT ASSIGNOR OR OTHER INDEMNIFIED PERSON WAS
            OR IS AWARE OF SUCH ACTIVITIES AND
            REGARDLESS OF WHETHER THE MATERIAL OR
            SUBSTANCE NOW EXISTS OR IS PRESENT ON THE
            ASSIGNED ASSETS, OR HAS BEEN RELEASED,
            DISCHARGED, OR DISPOSED FROM THE ASSIGNED
            ASSETS PRIOR TO ASSIGNMENT TO ASSIGNEE.
            This indemnification and assumption includes and applies to liability for voluntary environmental response actions undertaken pursuant either to the Comprehensive
            Environmental Response Compensation and
            Liability Act (CERCLA), as such may be
            amended from time to time, or to any other federal, state or local law or regulation.

            6.  THE INDEMNITIES, ASSUMPTIONS OF
            OBLIGATIONS, AND RELEASES SET FORTH IN
            PARAGRAPHS 3, 4, AND 5 ABOVE SHALL APPLY
            WITHOUT REGARD TO WHETHER OBLIGATIONS,
            LIABILITY, INJURY, DEATH, DAMAGE,
            DESTRUCTION, LOSS OR CONTAMINATION IS CAUSED
            IN WHOLE OR IN PART BY THE STRICT LIABILITY,
            NEGLIGENCE, ACTIVE OR PASSIVE, ON THE PART
            OF ASSIGNOR OR OTHER INDEMNIFIED PERSON.

            7.    TO THE EXTENT THERE IS ANY CONFLICT
            BETWEEN THIS ASSIGNMENT AND THE PURCHASE AND
            SALE AGREEMENT BETWEEN THE PARTIES DATED
            APRIL 30, 2002, THE LATTER AGREEMENT SHALL
            PREVAIL.

            The terms and provisions hereof shall be deemed to be covenants running with the lands, Leases, and interests covered hereby and shall extend to, bind and inure to the benefit of the parties hereto, their heirs, successors and assigns.

            IN WITNESS WHEREOF, this Assignment is
            executed as of the 11th day of July, 2002.

PHILLIPS PETROLEUM COMPANY, ASSIGNOR


By:____________________________________
   William Rainbolt
   Attorney-in-Fact


SKYLINE RESOURCES, INC.,
 ASSIGNEE


By:_____________________________________
   Jubal Terry
Title:

SLATERDOME GAS, INC.,
ASSIGNEE


By:____________________________________
   Robert Salna
Title:


ACKNOWLEDGMENT


STATE OF COLORADO     )
                      ) SS.
COUNTY OF DOUGLAS     )

On this _______ day of _________________, 2002, before me personally
appeared  William Rainbolt       , to me personally known, who,
being by me duly sworn, did say that he is the Attorney-in-Fact of Phillips Petroleum Company and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors, and said ________________________ acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and seal this ______ day of _______________, 2002.

_______________________________
                           Notary Public
My Commission Expires:


STATE OF COLORADO     )
                      ) SS.
COUNTY OF DENVER      )

On this _____ day of _____________, 2002, before me personally appeared ________________________________________, to me personally known, who, being by me duly sworn, did say that he is the ____________________________________ of
__________________________________, and that the foregoing
instrument was signed on behalf of said corporation by authority of its Board of Directors, and said _____________________________
acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and seal this ______ day of _____________, 2002.

_______________________________
Notary Public

My Commission Expires:


STATE OF   )
           ) SS.
COUNTY OF  )

On this _____ day of _____________, 2002, before me personally appeared ________________________________________, to me personally known, who, being by me duly sworn, did say that he is the ____________________________________ of
__________________________________, and that the foregoing
instrument was signed on behalf of said corporation by authority of its Board of Directors, and said _____________________________
acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and seal this ______ day of _____________, 2002.

_______________________________
Notary Public

My Commission Expires: